Exhibit 99.1

For Immediate Release

Contact: Fred Zinn
Drew Industries, 914-428-9098
or
Jeff Lambert, Ryan McGrath
Lambert, Edwards & Associates
616-233-0500 or rmcgrath@lambert-edwards.com

Drew Industries Presents at Robotti & Co. 2nd Annual Manufactured

Housing & Recreational Vehicle Investor Conference

WHITE PLAINS, NY, October 31, 2005 — Leigh Abrams, President and CEO of Drew Industries Inc. (NYSE: DW), and Fred Zinn, Executive Vice President and CFO, will present to fund managers and analysts at the 2nd Annual Manufactured Housing & Recreational Vehicle Investor Conference at 11:30 a.m. EST on Nov. 4 at the Le Parker Meridien in New York City. A live webcast of the presentation will be available to investors, analysts and media.

What: Drew Industries Presents at Robotti & Co. 2nd Annual Manufactured Housing & Recreational Vehicle Investor Conference

When:	Nov. 4 at 11:30 a.m. EST

Where: http://www.wsw.com/webcast/robotti2/dw/

How:	Live over the Internet -- Simply listen at the link above

About Drew

Drew Industries, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. The company’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, axles, steps, electric stabilizer jacks, and trailers for hauling equipment, boats, personal watercrafts and snowmobiles, as well as chassis and windows for modular homes and offices. From 47 factories located throughout the United States and one factory in Canada, Drew Industries serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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